UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 26, 2006

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 509-489-0500

Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Avista Corporation (Avista Corp.) Production/Transmission Update

On December 26, 2006, the Washington Utilities and Transportation Commission (WUTC) issued an order granting a motion to dismiss Avista Corp.’s request to increase electric rates for Washington customers. On October 27, 2006, the Industrial Customers of Northwest Utilities (ICNU) and the Public Counsel Section of the Washington Attorney General’s Office (Public Counsel) filed this motion to dismiss claiming that, among other things, Avista Corp.’s filing represented improper single-issue ratemaking and violated a prior ERM stipulation, as well as rate case filing requirements. ICNU and Public Counsel contended that the costs at issue should be addressed in a general rate case filing. The WUTC order granting the motion to dismiss filed by ICNU and Public Counsel concludes that Avista Corp.’s filing is by definition a general rate case and that the filing fails to comply with applicable rules.

On August 31, 2006, Avista Corp., doing business as Avista Utilities, filed a request with the WUTC to increase electric rates for its Washington customers by an average of 8.8 percent. This request was designed to increase annual revenues by $28.9 million, of which approximately $10 million would have increased gross margin. The proposed increase, referred to as a Production/Transmission Update (P/T Update) included an update to those ERM-related production and transmission costs that are included in base retail rates. Avista Utilities did not request an increase in rates related to cost changes associated with administrative and general expenses, operation and maintenance expenses, or the cost of equity and capital structure. In this filing, however, Avista Utilities proposed to flow through to customers the lower cost of debt since the last general rate case. Included in the P/T Update were investments to upgrade several of Avista Utilities’ hydroelectric generating units to increase their efficiency and the continued upgrades to Avista Utilities’ transmission system to increase reliability and transmission capability to serve growing customer demand. Also included in the P/T Update were higher costs for purchasing and generating electricity to serve Avista Utilities’ customers.

Avista Corp. is evaluating its options with respect to the WUTC order and plans to file for rate relief in a manner that will provide for recovery of its operating costs and capital investments as expeditiously as possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION (Registrant)

Date: December 28, 2006	/s/ Malyn K. Malquist
Malyn K. Malquist Executive Vice President and Chief Financial Officer